  FEDNAT ANNOUNCES COMPLETION OF $15 MILLION INVESTMENT IN MONARCH NATIONAL INSURANCE COMPANY BY FUNDS MANAGED BY HALE PARTNERSHIP AND MONARCH’S ASSUMPTION OF MAJORITY OF FEDNAT INSURANCE COMPANY’S FLORIDA POLICIES Sunrise, Florida, July 6, 2022 – FedNat Holding Company (Nasdaq: FNHC) (FedNat) announced today that the Florida Office of Insurance Regulation (OIR) has authorized the assumption of approximately 78,000 policies effective June 1, 2022 by Monarch National Insurance Company (Monarch), from a FedNat subsidiary, FedNat Insurance Company (FNIC), resulting in Monarch’s policy count totaling approximately 83,000 policies. This assumption occurred simultaneously with the closing of the previously announced $15,000,000 investment in Monarch by funds managed by Hale Partnership Capital Management LLC (Hale Group). With the closing of the transaction, the Hale Group is now majority owner of Monarch, with FedNat holding a minority interest and maintaining representation on Monarch’s board. Policy servicing and claims administration with respect to the policies transferred to Monarch will continue to be performed by FedNat Underwriters, a wholly owned subsidiary of FedNat. Monarch obtained catastrophe excess of loss reinsurance for the 2022-2023 storm season, protecting policyholders and Monarch’s surplus consistent with its historical reinsurance structure. Monarch anticipates that its reinsurance structure will provide appropriate and responsible protection against multiple catastrophic events. FNIC’s other remaining Florida policies were canceled effective June 29, 2022. FNIC’s non-Florida policies have been cancelled, expired or assumed at this time. The Florida policies of Maison Insurance Company (Maison), which is currently in run off, were canceled effective June 29, 2022, and the vast majority of Maison’s non-Florida policies have been cancelled or expired, with the exception of approximately 7,650 Texas policies that will expire over the next nine months. Michael H. Braun, FedNat's Chief Executive Officer, said, “FedNat has materially exited non-Florida markets and expects to complete our transition in coming months as we continue to refocus solely on our historical market in Florida, which we believe will result in a financially stronger company, with less volatility, that will be rightsized to our current capital and surplus position.” Steve Hale commented, “My firm and investment partners are delighted to invest $15 million into Monarch and facilitate the support of approximately 83,000 Florida policyholders. I look forward to exploring more opportunities for investment within the Florida insurance market.” About FedNat FedNat Holding Company is an insurance holding company that manages substantially all aspects of the insurance underwriting, distribution and claims processes and contractual relationships with independent agents and general agents. FedNat, through its minority equity investment in Monarch National Insurance Company, is transitioning to providing homeowners insurance exclusively within the State of Florida. More information is available at https://www.fednat.com/investor-relations/. Factors that could affect forward-looking statements This press release contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast,"

  "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding the expiration, assumption or cancellation of policies , the continuation of policy servicing and claims administration, and cost and coverage of loss reinsurance. FedNat has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While FedNat believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond FedNat's control. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the impact of the Monarch transaction on FedNat, as well as the risks and uncertainties discussed under “Risk Factors” in FedNat’s 2021 Form 10-K, and discussed from time to time in FedNat's other reports subsequently filed with the Securities and Exchange Commission. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. FedNat expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Contacts Michael H. Braun, CEO (954) 308-1322 Erick Fernandez, Interim CFO (954) 308-1341 Bernard Kilkelly, Investor Relations (954) 308-1409, or investorrelations@fednat.com